MANAGED DURATION INVESTMENT GRADE MUNICIPAL FUND
227 West Monroe Street, Chicago, Illinois 60606

NOTICE OF SPECIAL MEETING OF SHAREHOLDERS To be held on December 10, 2014

Important Notice Regarding the Availability of Proxy Materials for the Special Meeting of Shareholder to be held on December 10, 2014. The proxy statement and annual report to shareholders are available at www.proxyvote.com or by calling the Fund at (877) 536-1564.

To the Shareholders:

Notice is hereby given that a Special Meeting of Shareholders (the “Meeting”) of Managed Duration Investment Grade Municipal Fund (the “Fund”) will be held at the offices of Guggenheim Partners Investment Management, LLC, 227 West Monroe Street, Chicago, Illinois 60606, on Wednesday, December 10, 2014 at 10:00 a.m. Central Time, for the purposes of considering and voting upon the following:

1.	The approval of a new investment advisory agreement between the Fund and Cutwater Investor Services Corp.; and

2.	To transact any other business that may properly come before the Meeting or any adjournments or postponements thereof;

as set forth in the Proxy Statement accompanying this Notice.

You will need proof of ownership of the Fund’s common and preferred shares of beneficial interest to enter the Meeting or, if your shares are held in a brokerage or bank account (in “street name”), a proxy from the street name holder.

The close of business on November 7, 2014 has been fixed by the Board of Trustees of the Fund as the record date for the determination of shareholders entitled to notice of, and to vote at, the Meeting or any postponement or adjournment thereof. The enclosed proxy is being solicited on behalf of the Board of Trustees of the Fund.

By Order of the Board of Trustees of the Fund,
Mark E. Mathiasen
Secretary
Chicago, Illinois
November [  ], 2014

TO AVOID THE UNNECESSARY EXPENSE OF FURTHER SOLICITATION, WE URGE YOU TO INDICATE VOTING INSTRUCTIONS ON THE ENCLOSED PROXY AND DATE, SIGN AND RETURN IT PROMPTLY IN THE ENVELOPE PROVIDED, NO MATTER HOW LARGE OR HOW SMALL YOUR HOLDINGS MAY BE.

INSTRUCTIONS FOR SIGNING PROXY CARDS

The following general rules for signing proxy cards may be of assistance to you and avoid the time and expense to the Fund involved in validating your vote if you fail to sign your proxy card properly.

1.	Individual Accounts: Sign your name exactly as it appears in the registration on the proxy card.

2.	Joint Accounts: Either party may sign, but the name of the party signing should conform exactly to a name shown in the registration.

3.	All Other Accounts: The capacity of the individual signing the proxy card should be indicated unless it is reflected in the form of registration. For example:

Registration	Valid Signature
Corporate Accounts
(1) ABC Corp	ABC Corp. (by John Doe, Treasurer)
(2) ABC Corp	John Doe, Treasurer
(3) ABC Corp., c/o John Doe, Treasurer	John Doe
(4) ABC Corp. Profit Sharing Plan	John Doe, Trustee
Trust Accounts
(1) ABC Trust	Jane B. Doe, Trustee
(2) Jane B. Doe, Trustee, u/t/d 12/28/78	Jane B. Doe
Partnership Accounts
(1) ABC Partnership	Jane B. Smith, Partner
(2) Smith and Doe, Limited Partnership	Jane B. Smith, General Partner
Custodial or Estate Accounts
(1) John B. Smith, Cust., f/b/o John B. Smith, Jr. UGMA	John B. Smith
(2) Estate of John B. Smith	John B. Smith, Jr., Executor

MANAGED DURATION INVESTMENT GRADE MUNICIPAL FUND
227 West Monroe Street, Chicago, Illinois 60606

We encourage you to read the full text of the enclosed Proxy Statement to shareholders (“Proxy Statement”).  For your convenience we also have provided answers to frequently asked questions relating to, and a brief summary of, the proposal (the “Proposal”) to be voted on by shareholders at a special meeting of shareholders to be held on December 10, 2014 (the “Meeting”). The following “Frequently Asked Questions” section is a summary and is not intended to be as detailed as the discussion found later in the proxy materials.  For that reason, the information in this section is qualified in its entirety by reference to the enclosed Proxy Statement.

FREQUENTLY ASKED QUESTIONS

Q.           What are shareholders being asked to vote upon?

A.           You are receiving these proxy materials – a package that includes the Proxy Statement and your proxy card – because you have the right to vote on important matters concerning your investment in Managed Duration Investment Grade Municipal Fund (the “Fund”).

In summary, there is one proposal: to approve a new investment advisory agreement between the Fund and Cutwater Investor Services Corp. (the “Adviser”), the current investment adviser to the Fund, pursuant to which the Adviser would continue to serve as the investment adviser of the Fund (the “New Agreement”).

Q.           Why am I being asked to vote on the proposed New Agreement?

A.           On October 6, 2014, MBIA Inc. (“MBIA”) and The Bank of New York Mellon (“BNY Mellon”) announced an agreement pursuant to which BNY Mellon will acquire Cutwater Holdings, LLC (d/b/a Cutwater Asset Management) (the “Transaction”).  The Adviser is a wholly-owned subsidiary of Cutwater Holdings, LLC, which is currently a wholly-owned subsidiary of MBIA. As a result of the Transaction, the Adviser would become an indirect wholly-owned subsidiary of BNY Mellon. The Transaction is expected to close in the beginning of the first quarter of 2015.  You are not being asked to approve the Transaction.  However, because consummation of the Transaction will constitute a change in control of the Adviser, under the Investment Company Act of 1940, as amended (the “1940 Act”), the Transaction will result in the assignment and automatic termination of the Fund’s current investment advisory agreement with the Adviser dated August 21, 2003 (the “Current Agreement”).

At an in-person meeting held on October 28, 2014, the Board of Trustees (the “Board”) of the Fund approved the New Agreement under which the Adviser will continue to serve as the Fund’s investment adviser, subject to approval of the New Agreement by the Fund’s shareholders.  Except for the time periods covered by the agreements, there are no material differences between the New Agreement and the Current Agreement.  The Fund’s advisory fee rates, inclusive of the Adviser’s contractual fee waiver, will remain unchanged.  The New Agreement is expected to take effect as soon as practicable after shareholder approval is obtained and the Transaction is consummated.  The 1940 Act requires a shareholder vote to approve the New Agreement with the Adviser.

Q.           Who will manage the Fund prior to the consummation of the Transaction and the approval of the proposed New Agreement?

A.           The Adviser will continue to provide investment advisory services to the Fund, pursuant to the Current Agreement.  If the Transaction is consummated prior to approval of the New Agreement by shareholders, the Current Agreement will terminate.  During the period between the termination of the Current Agreement and the approval of the New Agreement by shareholders, the Adviser will continue to provide investment advisory services to the Fund, pursuant to an interim investment advisory agreement between the Fund and the Adviser (the “Interim Agreement”) that was also approved by the Board at the in-person meeting held on October 28, 2014.  The Interim Agreement would only be necessary to the extent that the New Agreement is not approved by the Fund’s shareholders prior to the termination of the Current Agreement.  The Interim Agreement is identical in all material respects, including the fee rates to be paid by the Fund, to the Current Agreement, except for the time periods covered by the agreement, the escrow provisions relating to the Adviser’s advisory fees, the amount that is payable to the Adviser if the shareholders do not approve the New Agreement and the amount of notice the Fund may give to the Adviser to terminate the Interim Agreement.  The New Agreement will replace the Interim Agreement upon approval by shareholders.

Q.           How does the change of control affect me?

A.           The change of control of the Adviser is not expected to have an impact on the services received by the Fund, the personnel available to the Fund, the operations of the Adviser or the fees payable by the Fund to the Adviser.

Q.           Will the Proposal result in a change in the Fund’s other service providers?

A.           The Change of Control and the Proposal will not impact the services provided by Guggenheim Funds Distributors, LLC, the servicing agent of the Fund, and Rydex Fund Services, LLC, the administrator of the Fund.

Q.           Are there any benefits to the Fund and its shareholders that may result from the New Agreement?

A.           The Board believes that the Fund and its shareholders will likely benefit from the Adviser becoming an indirect wholly-owned subsidiary of BNY Mellon and a part of BNY Mellon Investment Management’s multi-boutique asset management platform (the “BNY Mellon Platform”), with approximately $1.6 trillion in assets under management worldwide.  It is anticipated that after the Transaction is consummated, the Adviser will operate within the BNY Mellon Platform as an autonomous affiliated investment advisory firm working closely with Insight Investment Management Limited (“Insight”), another investment manager on the BNY Mellon Platform. Insight is one of Europe’s leading investment managers in the fixed income and liability risk management markets with approximately $495 billion in assets under management. It is expected that the collaboration between the Adviser and Insight will provide the Adviser with increased technological and analytical resources in the global fixed income markets. BNY Mellon and its affiliates constitute a global leader in investment management and investment services, with significant scale, scope and stability. BNY Mellon’s parent company, The Bank of New York Mellon Corporation, has a current market capitalization of approximately [$41 billion and had revenue of approximately $15 billion and net income of $2.19 billion in fiscal year ended December 31, 2013.]

Q.           Who is paying the cost of soliciting the proxies?

A.           The cost of soliciting the proxies will be paid by MBIA and BNY Mellon. The Fund is not incurring any costs for the proxy solicitation.

Q.           What happens if the proposed New Agreement is not approved?

A.           If the shareholders of the Fund do not approve the New Agreement, the Board will take such further action as it deems necessary and in the best interests of the shareholders of the Fund.

Q.           How does the Fund’s Board recommend that I vote?

A.           After careful consideration, the Board strongly recommends that you vote FOR the Proposal on the enclosed proxy card.

Q.           How can a quorum be established?

A.           In accordance with the Fund’s Third Amended and Restated Agreement and Declaration of Trust, a quorum is constituted by the presence in person or by proxy of the holders of record of a majority of the common shares and preferred shares considered together and entitled to vote on any matter at the meeting. In the event that a quorum is not present at the Meeting or, in the event that a quorum is present but sufficient votes have not been received to approve any Board proposal, the Meeting may be adjourned to permit further solicitation of proxies.

Q.           What vote is required to approve the Proposal?

A.           To be approved, the New Agreement must be approved by a “vote of a majority of the outstanding voting securities” of the Fund, with the common and preferred shareholders voting together as a single class. The “vote of a majority of the outstanding voting securities” is defined in the 1940 Act as the lesser of the vote of (i) 67% or more of the voting securities of the Fund entitled to vote thereon present at the Meeting or represented by proxy, if more than 50% of the Fund's outstanding voting securities are present or represented by proxy; or (ii) more than 50% of the outstanding voting securities of the Fund entitled to vote thereon.

Q.           How do I place my vote?

A.           You may provide the Fund with your vote by mail with the enclosed proxy card, by Internet by following the instructions in the proxy voting instructions, by telephone using the toll-free number listed in the proxy voting instructions, or in person at the Meeting. You may use the enclosed postage-paid envelope to mail your proxy card. Please follow the enclosed instructions to utilize any of these voting methods. If you need more information on how to vote, or if you have any questions, please call the Fund’s proxy solicitation agent at the telephone number below.

Q.           Whom do I call for more information?

A.           Should shareholders require additional information regarding the proxy or replacement proxy card, they may contact AST Fund Solutions, LLC, the Fund’s proxy solicitor, at (877) 536-1564.

YOUR VOTE IS IMPORTANT. THANK YOU FOR PROMPTLY RECORDING YOUR VOTE.

MANAGED DURATION INVESTMENT GRADE MUNICIPAL FUND
227 West Monroe Street, Chicago, Illinois 60606

PROXY STATEMENT

FOR THE SPECIAL MEETING OF SHAREHOLDERS
TO BE HELD ON DECEMBER 10, 2014

This proxy statement is furnished in connection with the solicitation by the Board of Trustees (the “Board” or “Board of Trustees” or “Trustees”) of Managed Duration Investment Grade Municipal Fund (the “Fund”) of proxies to be used at a Special Meeting of Shareholders (the “Meeting”) of the Fund to be held at the offices of Guggenheim Partners Investment Management, LLC, 227 West Monroe Street, Chicago, Illinois 60606, on Wednesday, December 10, 2014, at 10:00 a.m. Central Time (and at any adjournment or postponements thereof) for the purposes set forth in the accompanying Notice of Special Meeting of Shareholders. It is expected that the notice of special meeting, proxy statement and the accompanying form of proxy are first being mailed to shareholders on or about November [   ], 2014.

The close of business on November 7, 2014 has been fixed as the record date for the determination of shareholders entitled to notice of, and to vote at, the Meeting and any adjournment or postponement thereof. Each shareholder is entitled to one vote for each full share and an appropriate fraction of a vote for each fractional share held, with no shares having cumulative voting rights. On [   ], 2014, there were [   ] shares of the Fund’s common shares (“Common Shares”) outstanding and 2,778 shares of the Fund’s auction market preferred shares (“Preferred Shares”) outstanding. These classes of stock are the only classes of stock currently authorized by the Fund (“Shares of the Fund”).

In accordance with the Fund’s Third Amended and Restated Agreement and Declaration of Trust (the “Declaration of Trust”), a quorum is constituted by the presence in person or by proxy of the holders of record of a majority of the Common Shares and Preferred Shares considered together and entitled to vote on any matter at the Meeting.  In the event that a quorum is not present at the Meeting or, in the event that a quorum is present but sufficient votes have not been received to approve any Board proposal, the Meeting may be adjourned to permit further solicitation of proxies. The Chair of the Meeting or the affirmative vote of a majority of the shares present at the Meeting, either in person or by proxy, may adjourn the Meeting to permit further solicitation of proxies or for other reasons consistent with Delaware law and the Fund’s Declaration of Trust and Fourth Amended and Restated By-Laws. Unless otherwise instructed by a shareholder granting a proxy, the persons designated as proxies may use their discretionary authority to vote on questions of adjournment.

All properly executed proxies received prior to the Meeting will be voted at the Meeting in accordance with the instructions marked thereon or otherwise as provided therein. The proposal (the “Proposal”) contained in this proxy statement is not considered a routine matter as to which brokers may vote without instructions. Shareholders who execute proxies retain the right to revoke them in person at the Meeting or by written notice received by the Secretary of the Fund at any time before they are voted.

Abstentions and broker non-votes (proxy cards received by the Fund from brokers or nominees when the broker or nominee has not received instructions from the beneficial owner or other persons entitled to vote and has no discretion to vote on a particular matter) will be counted as present for purposes of determining whether a quorum is present at the Meeting.  Abstentions and broker non-votes will have the effect of a “no” vote on the Proposal.  The proposal contained in this proxy statement is not considered a routine matter as to which brokers may vote without instructions.

PROPOSAL 1: APPROVAL OF A NEW INVESTMENT ADVISORY AGREEMENT BETWEEN THE FUND AND CUTWATER INVESTOR SERVICES CORP.

Introduction:

The Board is requesting that the shareholders of the Fund approve a new investment advisory agreement between the Fund and Cutwater Investor Services Corp. (the “Adviser”) (the “New Agreement”).  The Adviser (or its predecessor) has continuously served as the investment adviser to the Fund since 2003.  Your approval of the New Agreement will not change the rate at which the Fund pays investment advisory fees to the Adviser with respect to services rendered by the Adviser to the Fund.  The Board unanimously recommends that shareholders vote to approve the New Agreement.

Background:

On October 6, 2014, MBIA Inc. (“MBIA”) and The Bank of New York Mellon (“BNY Mellon”) announced an agreement for BNY Mellon to acquire Cutwater Holdings, LLC, the parent of the Adviser, from MBIA (the “Transaction”).  Once completed, the Transaction will result in a change of control of the Adviser (the “Change of Control”).  It is currently anticipated that the Transaction will be completed in the beginning of the first quarter of 2015.  Upon the closing of the Transaction, the Adviser would become an indirect wholly-owned subsidiary of BNY Mellon.  More information regarding the ownership structure and control persons of the Adviser as a result of the Transaction is included below in the section entitled “Information about the Adviser.”

Because the Transaction will result in a change of control of the Adviser and, pursuant to relevant provisions of the Investment Company Act of 1940, as amended (the “1940 Act”), the investment advisory agreement between the Fund and the Adviser, dated August 21, 2003 (“Current Agreement”) will effectively terminate.  Consequently, the Trustees are requesting that shareholders approve the New Agreement to enable the Adviser to continue serving as the Fund’s investment adviser.  The original investment advisory agreement was approved by the Board of Trustees for a two-year term on July 21, 2003 and was approved by the sole shareholder of the Fund on August 23, 2003.  Until shareholders approve the New Agreement or the Change of Control occurs, the Adviser will continue to provide services to the Fund pursuant to the Current Agreement.

In order for the Adviser to provide uninterrupted services to the Fund if the Change of Control occurs prior to approval of the New Agreement by shareholders, the Board, at an in-person meeting held on October 28, 2014, approved an interim investment advisory agreement between the Fund and the Adviser, to be executed upon the Change of Control (the “Interim Agreement”).  During the period between the termination of the Current Agreement and the approval of the New Agreement by shareholders, the Adviser will continue to provide investment advisory services to the Fund under the Interim Agreement.  The New Agreement will replace the Interim Agreement upon approval by shareholders.  The Change of Control will not impact the services provided by Guggenheim Funds Distributors, LLC (“Guggenheim Distributors”), the servicing agent of the Fund, and Rydex Fund Services, LLC (“Rydex”), the administrator of the Fund.

At an in-person meeting held on October 28, 2014, the Board approved the New Agreement, subject to shareholder approval, as well as the Interim Agreement, which does not require shareholder approval.  A discussion of the basis for the Board’s approval of the New Agreement is included below in the section entitled “Board Considerations in Approving the Interim and New Agreements.” Approval of the New Agreement will not raise the fees paid by the Fund or the Fund’s shareholders.  The New Agreement is identical in all material respects to the Current Agreement, except for the dates of its execution, effectiveness and termination.  The effective date of the New Agreement will be either the date shareholders of the Fund approve the New Agreement or the date of the Change of Control, whichever occurs later.

COMPARISON OF THE CURRENT AGREEMENT, INTERIM AGREEMENT AND NEW AGREEMENT

The New Agreement is identical to the Current Agreement in all material aspects, except for the dates of its execution, effectiveness and termination.  The Interim Agreement is identical to the New Agreement in all material respects except that (i) the Interim Agreement has a maximum term of 150 days; (ii) the Trustees or a majority of the outstanding voting securities of the Fund may terminate the Interim Agreement at any time, without penalty, on not more than 10 days’ written notice; and (iii) the compensation earned by the Adviser under the Interim Agreement will be held in an escrow account until shareholders approve the New Agreement, after which the amount in the escrow account plus any interest will be paid to the Adviser. If shareholders do not approve the New Agreement, the Adviser will be paid out of the escrow account, the lesser of: (1) any costs incurred in performing under the Interim Agreement (plus interest earned on that amount while in escrow); and (2) the total amount in the escrow account (plus interest earned).

SUMMARY OF THE NEW AGREEMENT

A description of the New Agreement is set forth below and is qualified in its entirety by reference to Exhibit A.

General.  Subject to the supervision of the Board, the Adviser will manage the investment and reinvestment of the Fund’s assets and administer its affairs.  The Adviser shall regularly make decisions as to what securities to purchase and sell on behalf of the Fund and shall record and implement such decisions and shall furnish the Board of Trustees of the Fund with such information and reports regarding the Fund’s investments as the Adviser deems appropriate or as the Trustees of the Fund may reasonably request.

Compensation.  For services rendered, the Fund shall pay to the Adviser from the Fund’s assets each month an investment advisory fee at the annualized rate of 0.39% of the Fund’s average net assets for each trading day of the Fund during such month (including assets acquired from the sale of any preferred shares), plus the proceeds of any outstanding borrowings used for financial leverage; provided, that the liquidation preference of any outstanding preferred shares issued by the Fund (other than accumulated dividends) shall not be considered a liability for purposes of determining the Fund’s net assets.  In addition, the Adviser will enter into a waiver reliance letter in which it contractually waives receipt of certain payments that would be expenses of the Fund in the amount of 0.09%.

Brokerage.  Subject to the primary objective of obtaining the best available prices and execution, the Adviser will place orders for the purchase and sale of portfolio securities for the Fund with such broker-dealers as it may select from time to time, including brokers who provide statistical, factual and financial information and services to the Fund, to the Adviser, or to any other fund for which the Adviser provides investment advisory services.  The Adviser is authorized to pay a member of an exchange, broker or dealer an amount of commission for effecting a securities transaction in excess of the amount of commission another member of an exchange, broker or dealer would have charged for effecting that transaction in such instances where the Adviser has determined in good faith that such amount of commission was reasonable in relation to the value of the brokerage and research services provided by such member, broker or dealer, viewed in terms of either that particular transaction or the Adviser’s overall responsibilities with respect to the Fund and to other funds for which the Adviser exercises investment discretion.

Liability.  In the absence of willful misfeasance, bad faith, gross negligence, or reckless disregard of the performance of duties of the Adviser to the Fund, the Adviser shall not be subject to liabilities to the Fund or to any shareholder of the Fund for any action or omission in the course of, or connected with, rendering services hereunder or for any losses that may be sustained in the purchase, holding or sale of any security, or otherwise.

Term. The New Agreement is expected to remain in effect from the date it is approved by shareholders for an initial term of not more than two years, but expected to be until June 30, 2016.  Thereafter, if not terminated, the New Agreement shall continue for successive annual periods, provided such continuance is specifically approved at least annually (a) by the vote of a majority of those members of the Board who are not parties to the New Agreement or interested persons of any such party, cast in person at a meeting called for the purpose of voting on such approval, and (b) by the Board or by vote of a majority of the outstanding voting securities of the Fund.

Amendment.  No amendment to the New Agreement is effective unless the terms of the amendment have been approved by the vote of a majority of the outstanding voting securities of the Fund and by the vote of a majority of Trustees of the Fund who are not parties to the New Agreement or interested persons of any such party, cast in person at a meeting called for the purpose of voting on such approval.

Termination.  Under the terms of the New Agreement, the New Agreement may be terminated by the Fund at any time, without the payment of a penalty, on sixty days’ written notice to the Adviser of the Fund’s intention to do so, pursuant to action by the Board of Trustees of the Fund or pursuant to a vote of a majority of the outstanding voting securities of the Fund.  The Adviser may terminate this Agreement at any time, without the payment of penalty on sixty days’ written notice to the Fund of its intention to do so.  The New Agreement shall automatically terminate in the event of its assignment.

INFORMATION ABOUT THE ADVISER

The Adviser is a Delaware corporation registered as an investment adviser under the Investment Advisers Act of 1940, as amended. Currently the Adviser is a direct wholly-owned subsidiary of Cutwater Holdings, LLC (“CHL”), a Delaware limited liability company with principal offices at 113 King Street, Armonk, NY, 10504, and is an indirect wholly-owned subsidiary of MBIA, a Connecticut corporation with principal offices at 1 Manhattanville Road, Suite 301, Purchase, NY, 10577. MBIA is a publicly held NYSE listed company and reporting company under the Securities Exchange Act of 1934 (the “Exchange Act”). Upon the closing of the Transaction, the Adviser will continue to be wholly-owned by CHL and CHL will become a direct wholly-owned subsidiary of BNY Mellon, which is a New York state-chartered bank that is regulated by the New York Department of Financial Services and is a member of the Federal Reserve System. For the fiscal year ended July 31, 2014, the Fund paid $639,871 to the Adviser in investment advisory fees.

Set forth below are (i) the names of each officer of the Fund [that is an affiliate of the Adviser] and their positions with the Adviser; and (ii) the names of the principal executive officers and directors of the Adviser and their principal occupations.  The address of each person in the table below is 113 King Street, Armonk, NY, 10504.

Name and Address*	Position with the Fund	Positions with the Adviser/Principal Occupation
Clifford D. Corso	President and Chief Executive Officer	Director and Chief Executive Officer
William C. Fallon	N/A	Director of the Adviser; President and Chief Operating Officer, MBIA Inc.
E. Gerard Berrigan	N/A	Director and Head of Portfolio Management
Joseph L. Sevely	N/A	Director and Chief Financial Officer

Michelle C. Houck	N/A	Chief Compliance Officer and Chief Legal Officer
Leonard I. Chubinsky	N/A	Senior Corporate Counsel
Gautam Khanna	N/A	Managing Director, Portfolio Management
Robert Claiborne	N/A	Director, Portfolio Management Credit
Thomas Stabile	N/A	Director, Administrative Services

None of the Trustees who are not “interested persons” (“Independent Trustees”) within the meaning of Section 2(a)(19) of the 1940 Act, and no immediate family member of any Independent Trustee, owns securities of the Adviser, or any control person of the Adviser.  Mr. Corso is an “interested person” (as defined in Section 2(a)(19) of the 1940 Act) of the Fund because of his position as an officer of the Adviser.  None of the Independent Trustees, and no immediate family member of any Independent Trustee, currently owns securities of BNY Mellon, or any control person of the Adviser.

BOARD CONSIDERATIONS IN APPROVING THE INTERIM AND NEW AGREEMENTS

At an in-person meeting on October 28, 2014, the Board of Trustees, including the Independent Trustees, met with representatives of the Adviser, BNY Mellon and Insight to consider the approval of the Interim Agreement and the New Agreement.  Representatives of Guggenheim Distributors also attended the meeting.  In advance of the meeting, the Board requested and received materials from the Adviser, Insight and BNY Mellon, regarding the Transaction, including (i) the Adviser’s process and criteria in selecting a new strategic partner, (ii) the Change of Control and the impact of the resulting Change of Control on the services provided by the Adviser or the personnel of the Adviser, (iii) the proposed management structure of the Adviser within BNY Mellon as a whole, (iv) the business prospects and focus of the Adviser along with the respective business prospects and focus of MBIA and BNY Mellon, (v) BNY Mellon’s multi-boutique asset management platform (the “BNY Mellon Platform”), and (vi) any litigation, investigation or administrative proceeding involving the Adviser or BNY Mellon which may have a material impact on the Adviser’s ability to service the Fund.  The Board also reviewed (i) comparative performance and expense data of the Fund relative to other funds in its peer group, (ii) information about the Adviser’s profitability and (iii) an overview the Adviser’s compliance regime.  In addition, the Adviser provided updates, to the extent applicable, to the information provided to the Board at the in-person meeting held on May 14, 2014 at which the continuation of the Current Agreement was most recently approved. As part of their review process, the Independent Trustees were represented by independent counsel.  Based on the materials received and the information provided and discussed at the meeting, the Board, including the Independent Trustees, unanimously approved the Interim Agreement and New Agreement.

Consideration of the Potential Benefits of the Change of Control.  In assessing the Adviser’s future ability to provide investment advisory services to the Fund, the Board received information regarding the BNY Mellon Platform and the potential benefits it could provide to both the Adviser and the Fund.  With approximately $1.6 trillion in assets under management worldwide, BNY Mellon and its affiliates constitute a global leader in investment management and investment services, with significant scale, scope and stability. BNY Mellon’s parent company, The Bank of New York Mellon Corporation, has a current market capitalization of approximately [$41 billion and had revenue of approximately $15 billion and net income of $2.19 billion in fiscal year ended December 31, 2013.] Representatives of the Adviser, BNY Mellon and Insight informed the Board of their belief that the Transaction would be beneficial to the Adviser’s ability to provide advisory services to the Fund on a going forward basis as the Adviser would have access to the resources of a global financial institution and the BNY Mellon Platform.  Moreover, it is expected that the collaboration between the Adviser and Insight will provide the Adviser, and as a result the Fund, with increased technological and analytical resources in the fixed income markets. The Board was informed that after the Change of Control, it was anticipated that the Adviser would operate within the BNY Mellon Platform as an autonomous affiliated investment advisory firm, working closely with Insight, with a prominent role in BNY Mellon’s growing U.S. fixed income asset management business.

In connection with the Trustees’ review of the Interim Agreement and New Agreement, the representatives from the Adviser and BNY Mellon emphasized that there will be: (i) no reduction in the nature, quality, or extent of services currently provided to the Fund and its shareholders as a result of the Change of Control, (ii) no material adverse effects on the Adviser’s financial condition, (iii) no material changes in personnel or operations of the Adviser, including no change in the portfolio managers of the Fund, and (iv) no increases in the expenses of the Fund.  In addition, the Board was informed that terms of the Transaction included provisions whereby MBIA and BNY Mellon had agreed to bear the costs that would otherwise be borne by the Fund associated with the Change of Control, including the costs of this proxy statement and shareholder solicitation to approve the New Agreement and related legal costs, as well as the costs of complying with Rule 17f-2 under the 1940 Act relating to self-custody of the Fund’s assets.

Finally, the Board was informed that MBIA and BNY Mellon have made certain covenants in the Transaction agreement regarding compliance with Section 15(f) of the 1940 Act, which, in pertinent part, provides a safe harbor for the receipt by an investment adviser or any of its affiliated persons of any amount or benefit in connection with certain transactions, such as the Transaction, involving an assignment of an investment management services agreement as long as two conditions are satisfied.

The first condition requires that no “unfair burden” be imposed on the Fund as a result of the Transaction, or as a result of any express or implied terms, conditions or understandings applicable to the Transaction. The term “unfair burden,” as defined in the 1940 Act, includes any arrangement during the two-year period after the change in control whereby the investment adviser (or predecessor or successor investment adviser), or any interested person of any such investment adviser, receives or is entitled to receive any compensation, directly or indirectly, from the Fund or its security holders (other than fees for bona fide investment advisory or other services) or from any person in connection with the purchase or sale of securities or other property to, from or on behalf of the Fund (other than bona fide ordinary fees for principal underwriting services). No such compensation arrangements are contemplated in the Transaction. MBIA and BNY Mellon have agreed to refrain from imposing or seeking to impose, for a period of two years after the closing of the Transaction, any “unfair burden” on the Fund.

The second condition requires that, during the three-year period immediately following the closing of such transactions, at least 75% of the investment company’s board of directors or trustees not be “interested persons” (as defined in Section 2(a)(19) of the 1940 Act) of the investment adviser or predecessor investment adviser. MBIA and BNY Mellon have agreed to refrain from acting in a manner that would prevent the 75% requirement from being met for the three-year period following the close of the Transaction.

In light of the foregoing, the Board concluded that the Transaction was not likely to negatively impact the Adviser’s ability to continue to provide advisory services to the Fund under the New Agreement at least an equivalent level of quality as those that the Fund receives under the Current Agreement nor did the continued receipt of advisory services under the New Agreement present foreseeable risks to the Fund or its shareholders as a result of the Transaction.

Consideration of the Interim Agreement and the New Agreement.  In addition to the information provided by the Adviser as described above, the Trustees also considered all other factors they believed to be relevant to evaluating the Interim Agreement and New Agreement, including the specific matters discussed below.  In their deliberations, the Trustees did not identify any particular information that was controlling, and different Trustees may have attributed different weights to the various factors. However, the Trustees determined that the overall arrangements with the Adviser with respect to the Fund, as provided in the Interim Agreement and New Agreement, including the proposed investment advisory fees, are fair and reasonable in light of the services to be performed, expenses incurred and such other matters as the Trustees considered relevant. Factors evaluated included: (i) the terms and conditions of the Interim Agreement and the New Agreement, including that the contractual fees to be paid by the Fund to the Adviser under the Interim Agreement and the New Agreement and the Adviser’s contractual fee waiver will remain the same; (ii) the Board’s review of the Current Agreement at the in-person meeting on May 14, 2014 as required by the 1940 Act and their determination at that time that (a) the Adviser had the capabilities, resources, and personnel necessary to provide satisfactory investment advisory services to the Fund and (b) the investment advisory fees to be paid to the Adviser, inclusive of the Adviser’s contractual fee waiver, represent reasonable compensation to the Adviser in light of the services provided, the costs to the Adviser of providing those services, economies of scale, and the fees and other expenses paid by similar funds and such other matters that the Board considered relevant in the exercise of their reasonable judgment; and (iii) that the operations of the Adviser are not expected to change as a result of the Change of Control.  Certain of these considerations are discussed in more detail below.

Among other information, the Adviser provided general information to assist the Independent Trustees in assessing the nature and quality of services provided by the Adviser currently and to be provided following the Change of Control; information comparing the investment performance of the Fund to a peer group of closed-end funds selected by the Adviser and Guggenheim Distributors with similar characteristics to the Fund including, but not limited to, investment objectives and strategies, effective duration targets, assets under management and the use of leverage (the “Performance Peer Group”); information comparing the advisory fees and expense ratios of a group of funds selected by the Adviser and Guggenheim Distributors with investment objectives and strategies, assets under management and the use of leverage similar to the Fund (the “Expense Peer Group”); information comparing the investment performance and advisory fees of the Fund to other institutional clients of the Adviser with similar investment objectives to the Fund; and information about the Adviser’s profitability and the effectiveness of the compliance program adopted by the Adviser.

With respect to the nature, extent and quality of the services provided by the Adviser, the Board of Trustees considered the Adviser’s and BNY Mellon’s responses to various inquiries, including regulatory and legal issues, the Adviser’s Form ADV, BNY Mellon’s investment adviser affiliates’ Forms ADV, financial information regarding the Adviser and BNY Mellon, and the financial support that will continue to be provided to the Fund in the form of a fee waiver. The Board of Trustees also considered the key personnel available to manage the portfolio and received assurances that they would remain the same following the Change of Control. The Board of Trustees also previously received information at its in-person May 14th meeting regarding the

Adviser’s ability to achieve the Fund’s investment objective of providing common shareholders with high current income exempt from regular federal income tax while seeking to protect the value of the Fund’s assets during periods of interest rate volatility, and noted the Fund’s current monthly distribution of $0.065 per share represented an annualized distribution rate of 5.76% based on the Fund’s market price as of October 28, 2014 (or a [   ]% taxable equivalent yield for taxpayers in the 39.6% tax bracket and also taking into account the additional 3.8% Medicare surtax).

In considering investment performance, the Board of Trustees reviewed the Fund’s performance relative to the Barclays Municipal Bond Index (the “Barclays Muni Index”), the Barclays 15-Year Municipal Index (the “Barclays 15-Year Muni Index”) and the Barclays High Yield Muni Index (the “Barclays HY Muni Index”, together with the Barclays Muni Index and the Barclays HY Muni Index, the “Barclays Indices”) and the Performance Peer Group. The Board of Trustees reviewed the Fund’s total return on a net asset value basis for the one-year, three-year, five-year and since inception periods ended July 31, 2014, as well as the period from August 1, 2014 through October 27, 2014. It was noted that the Fund outperformed (i) the Barclays Indices for the one-year, three-year and five-year period ended July 31, 2014, as well as the period from August 1, 2014 through October 27, 2014 and (ii) the Barclays Muni Index and the Barclays 15-Year Muni Index for the since inception period ended July 31, 2014. The Board of Trustees noted that the Fund performed in-line with the Performance Peer Group for the one-year and five-year periods ended July 31, 2014 and the period from August 1, 2014 through October 27, 2014, noting the Fund ranked fourth of nine for all periods. The Board of Trustees also considered the Fund’s performance against the Performance Peer Group for the three-year and since inception periods ended July 31, 2014, noting the Fund ranked seventh of nine, and sixth of nine, respectively. The Board discussed the Fund’s performance in light of the Adviser’s continued efforts to decrease the Fund’s interest rate risk by shortening the duration of the Fund’s investments and noted that overall the Fund had performance in-line with a lower risk profile. In addition, the Board of Trustees noted the on-going premium/discount trend was negative and that the Fund, at [   ], was trading at a deeper discount than the Performance Peer Group average.

The Board of Trustees then considered the Fund’s fees and expenses. In reviewing the Fund’s advisory fees, the Trustees factored in the administration fee paid to Rydex and the servicing fee paid to Guggenheim Distributors, since those functions are typically included in the management fees of the Expense Peer Group.  The Adviser discussed how the Change of Control would not have an impact on the Fund’s advisory fees payable to the Adviser. In addition, Rydex and Guggenheim confirmed that the Change of Control would not have an impact on the Fund’s administration and servicing fees payable to Rydex and Guggenheim Distributors, respectively.  The Board of Trustees also reviewed materials previously provided regarding fees charged to other institutional accounts managed by the Adviser, noting that such fees were lower than those charged to the Fund. However, the Adviser confirmed to the Board of Trustees that it did not believe that the fees charged to such institutional accounts could be appropriately compared to those charged to the Fund because the management of such institutional accounts differed significantly from the Fund with respect to factors including size, investment guidelines and restrictions, scope and complexity of permitted investments, required levels of service and the Fund’s use of leverage and derivative instruments.

Furthermore, the Trustees noted that the Adviser had agreed to continue to waive a portion of the contractual fees payable and to extend that waiver from its current expiration of June 30, 2015 until the end of the initial term of the New Agreement which is expected to be June 30, 2016. While the gross contractual fees were the second highest in the Expense Peer Group, after giving effect to the contractual waivers, the Trustees noted that the combined advisory, administration and servicing fees were within a reasonable range of the average advisory fee (net of waivers) of the Expense Peer Group. Furthermore, the Board of Trustees noted that the current advisory fee, after giving effect to the fee waiver, ranks as the lowest of the Expense Peer Group at 0.30% and the current combined advisory and servicing/administration fee, after giving effect to the fee waivers, also ranks as the lowest of the Expense Peer Group at 0.53%. The Board of Trustees also considered, however, the Fund’s continued total expense ratio of 1.40%, which is higher than the Expense Peer Group average of 1.37%.

With respect to the profits realized by Adviser from its relationship with the Fund, the Board of Trustees reviewed information regarding the revenues the Adviser received under the Advisory Agreement as well as the direct and estimated indirect costs Adviser incurred in providing the services to the Fund. The Trustees noted that Adviser was earning a reasonable profit from its relationship with the Fund.

With respect to potential economies of scale, the Trustees noted that, as a closed-end fund, the Fund was not expected to materially increase in size. Therefore, the Board of Trustees did not consider economies of scale as a principal factor in assessing the fee payable under the Advisory Agreement.

Overall Conclusions.  Based upon all of the information considered and the conclusions reached, the Board of Trustees determined that the terms of the Interim Agreement and the New Agreement are fair and reasonable and that the approval of the Interim Agreement and New Agreement was in the best interests of the Fund and its shareholders.

Required Vote

To be approved, the New Agreement must be approved by a “vote of a majority of the outstanding voting securities” of the Fund, with the common and preferred shareholders voting together as a single class. The “vote of a majority of the outstanding voting securities” is defined in the 1940 Act as the lesser of the vote of (i) 67% or more of the voting securities of the Fund entitled to vote thereon present at the Meeting or represented by proxy, if more than 50% of the Fund's outstanding voting securities are present or represented by proxy; or (ii) more than 50% of the outstanding voting securities of the Fund entitled to vote thereon.

Abstentions and broker non-votes (proxy cards received by the Fund from brokers or nominees when the broker or nominee has not received instructions from the beneficial owner or other persons entitled to vote and has no discretion to vote on a particular matter) will be counted as present for purposes of determining whether a quorum is present at the Meeting.  Abstentions and broker non-votes will have the effect of a “no” vote on the Proposal.  The proposal contained in this proxy statement is not considered a routine matter as to which brokers may vote without instructions.

THE TRUSTEES, INCLUDING THE TRUSTEES WHO ARE NOT “INTERESTED PERSONS,” UNANIMOUSLY
RECOMMEND THAT THE SHAREHOLDERS VOTE “FOR” THE PROPOSAL.

Expenses of Proxy Solicitation

The cost of soliciting the proxies will be paid by MBIA and BNY Mellon. The Fund is not incurring any costs for the proxy solicitation. Brokerage houses, banks and other fiduciaries may be requested to forward proxy solicitation material to their principals to obtain authorization for the execution of proxies, and will be reimbursed by the Fund for such out-of-pocket expenses.  The Fund has also retained AST Fund Solutions, LLC as its proxy solicitor and will pay its customary fee of approximately $[   ] plus the reimbursement of reasonable out-of-pocket expenses

Other Business

As of the date of this Proxy Statement, the Board of Trustees of the Fund does not know of any other matter which may come before the Meeting. If any other matter properly comes before the Meeting, it is the intention of the persons named in the proxy to vote the proxies in accordance with their judgment on that matter.

[Equity Ownership

As of August 31, 2014, each Trustee of the Fund (the “Trustee”) beneficially owned equity securities of the Fund and other Funds in the Fund complex overseen by the Trustee in the dollar range amounts as specified below:

Aggregate Dollar Range
	Dollar Range of	of Equity Securities
Name of	Equity Securities	Overseen by Trustees
Trustee	in the Fund	in the Fund Complex
Independent Trustees:
Randall C. Barnes ..........	None	Over $100,000
Ronald A. Nyberg ..........	$10,001-$50,000	Over $100,000
Ronald E. Toupin, Jr. ....	None	$50,001-$100,000
Interested Trustees:
Clifford D. Corso ..........	None	None
Donald C.
Cacciapaglia ..............	None	None

As of August 31, 2014, Trustees and Officers of the Fund beneficially owned Shares of the Fund as specified below:

  Independent Trustee:...............................Shares:
Ronald A. Nyberg....................................944

As of August 31, 2014, each Trustee and the Trustees and officers of the Fund as a group owned less than 1% of the outstanding Shares of the Fund.]

Security Ownership of Certain Beneficial Owners

As of September 27, 2014 the registered shareholders (including any “group” as that term is used in Section 13(d)(3) of the Exchange Act, as amended) who owned of record, or owned beneficially, more than 5% of any class of the Fund’s shares outstanding is noted in the table below.

Number of Shares	Percentage of Class	Name	Address
1,309,715 (Common Shares)	19.26% (Common Shares)	First Trust Portfolios LP	120 E. Liberty Drive Wheaton, IL 60187

(1) Based upon information obtained from Schedule 13G/A filed with the Securities and Exchange Commission on January 31, 2014.

As of the close of business on October 3, 2014, Cede & Co., a nominee for participants in the Depository Trust Company, held of record 6,788,432 shares of the 6,800,476 Common Shares (representing approximately 99.82% of the outstanding Common Shares) and 2,778 Preferred Shares, equal to 100% of the Fund’s outstanding Preferred Shares.

Section 16(a) Beneficial Ownership Reporting Compliance

Each Trustee and certain officers of the Fund, the Adviser, certain affiliated persons of the Adviser and persons who own beneficially more than 10% of any class of outstanding equity securities of the Fund are required to file forms reporting their affiliation with the Fund and reports of ownership and changes in ownership with the SEC and the NYSE. These persons and entities are required by SEC regulation to furnish the Fund with copies of all such forms they file. Based solely on a review of those forms furnished to the Fund, the Fund believes that the Fund’s Trustees and relevant officers have complied with all applicable filing requirements during the fiscal year ended July 31, 2014, except that the Adviser did not timely file a Form 3.  The Adviser filed a Form 3 on September 24, 2014 in connection with the transfer of the Current Agreement from Cutwater Asset Management Corp. to the Adviser on July 1, 2011.

Proposals to be Submitted by Shareholders and Other Shareholders and Other Shareholder Communications

All proposals by shareholders of the Fund that are intended to be presented at the Fund’s next annual meeting of shareholders to be held in 2015 must be received by the Fund no earlier than August 1, 2015 and no later than August 31, 2015. All proposals by shareholders of the Fund that are intended to be presented at the Fund’s next annual meeting of shareholders to be held in 2015 must be received by the Fund for inclusion in the Fund’s proxy statement and proxy relating to that meeting no later than July 2, 2015. The submission by a shareholder of a proposal for inclusion in the proxy materials does not guarantee that it will be included. Shareholder proposals are subject to certain requirements under the federal securities laws. In order for proposals made outside of Rule 14a-8 under the Exchange Act to be considered “timely” within the meaning of Rule 14a-4(c) under the Exchange Act, such proposal must be received by the Fund no later than September 15, 2015. Shareholder proposals should be addressed to the attention of the Secretary of the Fund at the address of the principal executive offices of the Fund.

A shareholder who wishes to send any other communications to the Board should also deliver such communications to the Secretary of the Fund at the address of the principal executive offices of the Fund. The Secretary is responsible for determining, in consultation with other officers of the Fund, counsel, and other advisers as appropriate, which shareholder communications will be relayed to the Board.

Other Information

The principal executive offices of the Fund are located at 227 West Monroe Street, Chicago, Illinois 60606. Cutwater Investor Services Corp., whose principal business address is 113 King Street, Armonk, New York 10504, is the Fund’s investment adviser. The Adviser is currently an indirect wholly-owned subsidiary of MBIA Inc., a Connecticut corporation and a New York Stock Exchange listed company with principal offices at 1 Manhattanville Road, Suite 301, Purchase, NY, 10577. The Fund’s servicing agent is Guggenheim Funds Distributors, LLC whose principal business address is 227 West Monroe Street, Chicago, Illinois 60606.  The Fund’s administrator is Rydex Fund Services, LLC, an affiliate of Guggenheim Distributors, whose principal business address is 805 King Farm Boulevard, Rockville, Maryland 20850. The Fund’s custodian, accounting agent and auction agent is The Bank of New York Mellon, whose principal business address is 101 Barclay Street, New York, New York 10286. The Fund’s transfer agent is Computershare Limited, whose principal business address is 199 Water Street, New York, New York 10038.

THE FUND’S ANNUAL REPORT CONTAINING FINANCIAL STATEMENTS FOR THE FISCAL YEAR ENDED JULY 31, 2014 AND THE FUND’S SUBSEQUENT SEMI ANNUAL REPORT, IF ANY, MAY BE OBTAINED WHEN AVAILABLE FREE OF CHARGE BY WRITING TO THE FUND AT 227 WEST MONROE STREET, CHICAGO, ILLINOIS 60606, OR BY CALLING TOLL-FREE AT (800) 345-7999.

Delivery of Documents to Shareholders Sharing an Address

In some instances, the Fund may deliver to multiple shareholders sharing a common address only one copy of this Proxy Statement or the Annual Report. If requested by phone or in writing, the Fund will promptly provide a separate copy of the Proxy Statement or the Annual Report, as applicable, to a shareholder sharing an address with another shareholder. Requests by phone should be directed to the Fund’s servicing agent, Guggenheim Funds Distributors, LLC, at (800) 345-7999, and requests in writing should be sent to Guggenheim Funds Distributors, LLC, 227 West Monroe Street, Chicago, Illinois 60606. Shareholders sharing an address who currently receive multiple copies and wish to receive only a single copy should contact their broker or send a signed, written request to Guggenheim Funds Distributors, LLC at the address above.

November [   ], 2014

EXHIBIT A

NEW INVESTMENT ADVISORY AGREEMENT

MANAGED DURATION INVESTMENT GRADE MUNICIPAL FUND

INVESTMENT ADVISORY AGREEMENT

AGREEMENT, made by and between Managed Duration Investment Grade Municipal Fund, a Delaware statutory trust (hereinafter called the “Fund”), and Cutwater Investor Services Corp. a Delaware corporation (hereinafter called the “Investment Adviser”).

W I T N E S S E T H:

WHEREAS, the Fund has been organized and operates as an investment company registered under the Investment Company Act of 1940, as amended (the “1940 Act”), and engages in the business of investing and reinvesting its assets in securities, and the Investment Adviser is a registered investment adviser under the Investment Advisers Act of 1940, as amended (the “Advisers Act”), and engages in the business of providing investment management services; and

WHEREAS, the Fund has selected the Investment Adviser to serve as the investment adviser for the Fund; and

WHEREAS, a majority of the members of the Board of Trustees of the Fund, including a majority of the independent Trustees, at an in-person Board of Trustees meeting held on October 28, 2014 called for the purpose of voting on approval of this Agreement, approved this Agreement, such approval to be effective as of [   ].

NOW, THEREFORE, in consideration of the mutual covenants herein contained, and each of the parties hereto intending to be legally bound, it is agreed as follows:

1.           The Fund hereby employs the Investment Adviser to manage the investment and reinvestment of the Fund’s assets and to administer its affairs, subject to the direction of the Board of Trustees and officers of the Fund for the period and on the terms hereinafter set forth.  The Investment Adviser hereby accepts such employment and agrees during such period to render the services and assume the obligations herein set forth for the compensation herein provided.  The Investment Adviser shall for all purposes herein, be deemed to be an independent contractor, and shall, unless otherwise expressly provided and authorized, have no authority to act for or to represent the Fund in any way, or in any way be deemed an agent of the Fund.  The Investment Adviser shall regularly make decisions as to what securities to purchase and sell on behalf of the Fund and shall record and implement such decisions and shall furnish the Board of Trustees of the Fund with such information and reports regarding the Fund’s investments as the Investment Adviser deems appropriate or as the Trustees of the Fund may reasonably request.  Subject to compliance with the requirements of the 1940 Act, the Investment Adviser may retain as a sub-adviser to the Fund, at the Investment Adviser’s own expense, any investment adviser registered under the Advisers Act.

2.           The Fund shall conduct its own business and affairs and shall bear the expenses and salaries necessary and incidental thereto including, but not in limitation of the foregoing, the costs incurred in: the maintenance of its existence; the maintenance of its own books, records and procedures; dealing with its own shareholders; the payment of dividends; transfer of shares, including issuance, redemption and repurchase of shares; preparation of share certificates; reports and notices to shareholders; calling and holding of shareholder meetings; miscellaneous office expenses; brokerage commissions; custodian fees; legal and accounting fees; and taxes.  Officers and employees of the Investment Adviser may be trustees, directors, officers and employees of the funds of which the Investment Adviser serves as investment adviser. Officers and employees of the Investment Adviser who are trustees, officers and/or employees of the Fund shall not receive any compensation from the Fund for acting in such dual capacity.

In the conduct of the respective businesses of the parties hereto and in the performance of this Agreement, the Fund and Investment Adviser may share facilities common to each, with appropriate proration of expenses between them.

3.           (a)           The Investment Adviser shall place and execute Fund orders for the purchase and sale of portfolio securities with broker-dealers.  Subject to the primary objective of obtaining the best available prices and execution, the Investment Adviser will place orders for the purchase and sale of portfolio securities for the Fund with such broker-dealers as it may select from time to time, including brokers who provide statistical, factual and financial information and services to the Fund, to the Investment Adviser, or to any other fund for which the Investment Adviser provides investment advisory services and/or with broker-dealers who sell shares of the Fund or who sell shares of any other fund for which the Investment Adviser provides investment advisory services.  Broker-dealers who sell shares of the funds of which the Investment Adviser is investment adviser shall only receive orders for the purchase or sale of portfolio securities to the extent that the placing of such orders is in compliance with the Rules of the Securities and Exchange Commission and the National Association of Securities Dealers, Inc.

(b)           Notwithstanding the provisions of subparagraph (a) above and subject to such policies and procedures as may be adopted by the Board of Trustees and officers of the Fund, the Investment Adviser is authorized to pay a member of an exchange, broker or dealer an amount of commission for effecting a securities transaction in excess of the amount of commission another member of an exchange, broker or dealer would have charged for effecting that transaction, in such instances where the Investment Adviser has determined in good faith that such amount of commission was reasonable in relation to the value of the brokerage and research services provided by such member, broker or dealer, viewed in terms of either that particular transaction or the Investment Adviser’s overall responsibilities with respect to the Fund and to other funds for which the Investment Adviser exercises investment discretion.

4.           As compensation for the services to be rendered to the Fund by the Investment Adviser under the provisions of this Agreement, the Fund shall pay to the Investment Adviser from the Fund’s assets on the last day in each month on which the New York Stock Exchange is open for trading, a fee at the annual rate of .39 of 1% of the Fund’s average net assets for each trading day of the Fund during such month (including assets acquired from the sale of any preferred shares), plus the proceeds of any outstanding borrowings used for financial leverage; provided, that the liquidation preference of any outstanding preferred shares issued by the Fund (other than accumulated dividends) shall not be considered a liability for purposes of determining the Fund’s net assets.

If this Agreement shall become effective subsequent to the first day of the month, or shall terminate before the last day of the month, the Investment Adviser’s compensation for such fraction of the month shall be determined by applying the foregoing percentage to the average of the weekly net asset values of the Fund during such fraction of a month (or if none, to the net asset value of the Fund as calculated on the last day of the preceding month on which the New York Stock Exchange was open for trading) and in the proportion that such fraction of a month bears to the entire month.

If this Agreement is terminated prior to the end of any calendar month, the management fee shall be prorated for the portion of any month in which this Agreement is in effect according to the proportion which the number of calendar days, during which the

Agreement is in effect, bears to the number of calendar days in the month, and shall be payable within 10 days after the date of termination.

5.           The services to be rendered by the Investment Adviser to the Fund under the provisions of this Agreement are not to be deemed to be exclusive, and the Investment Adviser shall be free to render similar or different services to others so long as its ability to render the services provided for in this Agreement shall not be impaired thereby.

6.           The Investment Adviser, its officers, employees, and agents may engage in other businesses, may render investment advisory services to other investment companies, or to any other corporation, association, firm or individual, and may render underwriting services to the Fund or to any other investment company, corporation, association, firm or individual.

7.           In the absence of willful misfeasance, bad faith, gross negligence, or a reckless disregard of the performance of duties of the Investment Adviser to the Fund, the Investment Adviser shall not be subject to liabilities to the Fund or to any shareholder of the Fund for any action or omission in the course of, or connected with, rendering services hereunder or for any losses that may be sustained in the purchase, holding or sale of any security, or otherwise.

8.           This Agreement shall be executed and become effective as of the date written below.  It shall continue in effect until [June 30, 2016] and thereafter it may be renewed only for so long as such renewal and continuance is specifically approved at least annually by the Board of Trustees or by vote of a majority of the outstanding voting securities of the Fund and only if the terms and the renewal hereof have been approved by the vote of a majority of the Trustees of the Fund who are not parties hereto or interested persons of any such party, cast in person at a meeting called for the purpose of voting on such approval.  No amendment to this

Agreement shall be effective unless the terms thereof have been approved by the vote of a majority of the outstanding voting securities of the Fund and by the vote of a majority of Trustees of the Fund who are not parties to the Agreement or interested persons of any such party, cast in person at a meeting called for the purpose of voting on such approval.  Notwithstanding the foregoing, this Agreement may be terminated by the Fund at any time, without the payment of a penalty, on sixty days’ written notice to the Investment Adviser of the Fund’s intention to do so, pursuant to action by the Board of Trustees of the Fund or pursuant to a vote of a majority of the outstanding voting securities of the Fund.  The Investment Adviser may terminate this Agreement at any time, without the payment of penalty, on sixty days’ written notice to the Fund of its intention to do so. Upon termination of this Agreement, the obligations of all the parties hereunder shall cease and terminate as of the date of such termination, except for any obligation to respond for a breach of this Agreement committed prior to such termination, and except for the obligation of the Fund to pay to the Investment Adviser the fee provided in Paragraph 4 hereof, prorated to the date of termination.  This Agreement shall automatically terminate in the event of its assignment.

9.           This Agreement shall extend to and bind the heirs, executors, administrators and successors of the parties hereto.

10.           For the purposes of this Agreement, the terms “vote of a majority of the outstanding voting securities”; “interested persons”; and “assignment” shall have the meaning defined in the 1940 Act.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be signed by their duly authorized officers as of [    ], 201[5].

MANAGED DURATION INVESTMENT GRADE MUNICIPAL FUND

By	_____________________________
Name:
Title:

CUTWATER INVESTOR SERVICES CORP.

By	_____________________________
Name:
Title: